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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 10, 2002 (except for note 9 as to which the date is February 22, 2002) in Amendment No. 2 to the Registration Statement (No. 333-82532) and related Prospectus of Dickie Walker Marine, Inc. for the registration of its common stock.





                                                           /s/ Ernst & Young LLP


San Diego, California
March 28, 2002